Exhibit 23.3
CONSENT OF JOHN T. BOYD COMPANY
The undersigned hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Mammoth Energy Services, Inc. (the “Company”) and any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”), of information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 relating to our reports setting forth the estimates of reserves of (i) Taylor Frac, LLC as of December 31, 2020, 2019 and 2018 and (ii) Piranha Proppant LLC as of December 31, 2020, 2019 and 2018. We also consent to all references to us contained in this Registration Statement, including in the prospectus and any related prospectus supplement, under the heading “Experts.”
Respectfully submitted,
JOHN T. BOYD COMPANY
By: /s/ Authorized Person
Name:    Authorized Person
Title:    Authorized Officer
June 17, 2021